QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.02

STATEMENT PURSUANT TO 18 U.S.C. §1350
(SECTION 906 OF THE SARBANES OXLEY ACT OF 2002)

        Pursuant to 18 U.S.C. §1350, the undersigned officer of Intrado Inc. certifies that this Quarterly Report on Form 10-Q for the period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Intrado Inc.

        Date: May 12, 2003

/s/ MICHAEL D. DINGMAN, JR. Name: Michael D. Dingman, Jr. Title: Chief Financial Officer

QuickLinks

STATEMENT PURSUANT TO 18 U.S.C. §1350 (SECTION 906 OF THE SARBANES OXLEY ACT OF 2002)